UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006

CITADEL BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of Principal executive offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 24, 2006, the Board of Directors of Citadel Broadcasting Corporation (“Citadel”) approved the following compensation arrangements for directors who are not employees of Citadel or general partners of Forstmann Little & Co. for their service on the Board of Directors and its committees. The following is a summary of the approved arrangements:

•	On May 24, 2006, in consideration for his or her service as a member of the Board of Directors, Citadel granted to each such director 10,000 shares of time-vesting restricted stock under the Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan, which restricted stock shall vest in three equal portions annually upon each of the next three annual meetings of stockholders following the 2006 Annual Meeting, provided such director continuously serves on the Board of Directors through the business day immediately prior to the applicable vesting date.

•	Effective May 24, 2006, in consideration for his or her service as a member of the Board of Directors, each such director shall receive $50,000 annually.

•	Effective May 24, 2006, in consideration for his or her service on a committee or committees of the Board of Directors, each such director shall receive an additional $2,500 per committee meeting that he or she attends.

•	Effective May 24, 2006, in consideration for his or her service as a chair of a committee of the Board of Directors, each such director who serves as a chair of a committee shall receive an additional $5,000 annually.

Item 8.01. Other Events.

On May 24, 2006, Citadel held its 2006 Annual Meeting of Stockholders for the following purposes:

1. To elect three members of Citadel’s Board of Directors;

2. To approve the material terms of the performance objectives that may apply to performance-based awards under the Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan;

3. To approve the terms of the agreement to cancel certain fully vested stock options held by Mr. Suleman, Citadel’s chief executive officer, and to replace them with fully vested restricted stock units with deferred distribution dates; and

4. To ratify the appointment of Deloitte & Touche LLP as Citadel’s independent accountants for the year ending December 31, 2006.

All of the proposals were approved by the stockholders. Copies of the Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan and the Agreement with respect to the 2002 Stock Option Agreement dated as of March 16, 2006, by and between Citadel and Mr. Suleman, are attached as Appendices B and C to Citadel’s Definitive Proxy Statement for the 2006 Annual Meeting of Stockholders, which Citadel filed with the Securities and Exchange Commission (“SEC”) on Schedule 14A on April 17, 2006.

As Citadel disclosed in the Definitive Proxy Statement and in the Current Report on Form 8-K that Citadel filed with the SEC on March 22, 2006, the Compensation Committee of Citadel’s Board of Directors made certain modifications to Citadel’s executives’ long-term equity compensation arrangements, the effectiveness of which was subject to the stockholders’ approval of the matters discussed in Items 2 and 3 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

/s/ Patricia Stratford
Date: May 26, 2006	Name:	Patricia Stratford
	Title:	Acting Chief Financial Officer